EXHIBIT 10 G

December 16, 2001


Mr. Richard A. Bianco
Chairman, President and Chief Executive Officer
AmBase Corporation
100 Putnam Green
3rd Floor
Greenwich, CT  06830

Dear Mr. Bianco

As provided by the actions of the Personnel Committee of AmBase Corporation at their meeting held on December 16, 2001, AmBase Corporation (the "Company") hereby agrees to amend your employment agreement dated June 1, 1991 ("Original Agreement") and as previously amended as of January 1, 1993, February 24, 1997 and January 1, 2001 (collectively the "Agreement") to extend the expiration of the employment period for an additional five years to May 31, 2007 from May 31, 2002 or for such shorter period as may be mutually agreed by you and the Company.

It is expressly understood that all other provisions of the Agreement will continue in full force and effect in accordance with its original terms and practices to date.



                                                AmBase Corporation

                                                By:   /s/ John P. Ferrara
                                                      -------------------------
                                                      John P. Ferrara
                                                      Vice President and
                                                      Chief Financial Officer

Accepted and agreed to
this 16th day of December, 2001



By:  /s/ Richard A. Bianco
---------------------------
Richard A. Bianco